            NINTH MODIFICATION OF MASTER CONSTRUCTION LOAN AGREEMENT

         THIS NINTH MODIFICATION, dated and effective as of June 22, 2000, is made and entered into by and between TRAMMELL CROW BTS, INC., a Delaware corporation having a notice address of 7535 East Hampden Avenue, Suite 650, Denver, Colorado 80231-4845 ("Developer"), and KEYBANK NATIONAL ASSOCIATION, a national banking association having a notice address of 10 West Market Street, 9th Floor, Indianapolis, Indiana 46204 ("Bank").

                                    RECITALS:

         A. Developer and Bank entered into that certain Master Construction Loan Agreement, dated August 4, 1997, as modified by that certain First Modification of Master Construction Loan Agreement between Developer and Bank, dated September 15, 1997, as modified by that certain Second Modification of Master Construction Loan Agreement between Developer and Bank, dated May 12, 1998, as modified by that certain Third Modification of Master Construction Loan Agreement between Developer and Bank, dated June 9, 1998, as modified by that certain Fourth Modification of Master Construction Loan Agreement between Developer and Bank, dated December 30, 1998, as modified by that certain Fifth Modification of Master Construction Loan Agreement between Developer and Bank, dated April 23, 1999, as modified by that certain Sixth Modification of Master Construction Loan Agreement between Developer and Bank, dated May 31, 1999, as modified by that certain Seventh Modification of Master Construction Loan Agreement between Developer and Bank, dated September 30, 1999, and as modified by that certain Eighth Modification of Master Construction Loan Agreement between Developer and Bank, dated May 10, 2000 (collectively, the "Loan Agreement").

         B. The parties hereto desire to further modify the Loan Agreement in accordance with the terms and conditions set forth herein.

                                    AGREEMENT

         NOW THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

         1. PARAGRAPH 1.01 OF THE LOAN AGREEMENT. Paragraph 1.01 of the Loan Agreement is hereby modified by:

                  a. Substituting the following in lieu of the existing like defined terms:

                  "Approved Tenant" shall mean OfficeMax, Merchants Tire, Walgreens, an Investment Grade Tenant which the Bank approves in its sole discretion and any other retail tenant approved by Bank in its sole discretion. The approval by Bank of an Investment Grade Tenant or any other retail tenant as an Approved Tenant for a Project shall not be deemed an approval of such party as an Approved Tenant for any other Project.

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                  "Debt Service Coverage Ratio" shall mean the ratio of (i)
         projected total annual income to be received under the Lease for an applicable Project (but assuming a five percent (5%) vacancy factor if such Project is leased to Merchants Tire or the Project Loan being made in respect of such Project is an Appraisal Exempt Project Loan), defined as base rent, common area maintenance payments, insurance and real estate tax reimbursements and miscellaneous sources, less projected total annual expenses for such Project, defined as an annual management fee in an amount equal to Three Percent (3%) of the projected total annual income of such Project, an annual charge of Ten Cents ($.10) per square foot of such Project for a capital reserve and expense of common area maintenance, insurance, real estate taxes, and non-capitalized repairs, to (ii) the projected total annual sum of all interest payments and principal payments on the applicable Project Loan which would be due and payable assuming the level amortization of such Project Loan over a period equal to twenty five (25) years, at a per annum interest rate equal to the most recent weekly average yield on United States Treasury Securities adjusted to a constant maturity of ten (10) years, plus (a) Two and Sixth Tenths Percent (2 6/10%), if such Project is leased to an Approved Tenant other than Walgreens or an Investment Grade Tenant or the Project Loan being made in respect of such Project is an Appraisal Exempt Project Loan, or (b) Two and One Quarter Percent (2 1/4 %), if such Project is leased to Walgreens or an Investment Grade Tenant and the Project Loan being made in respect of such Project is not an Appraisal Exempt Project Loan.

                  b.       By adding the following defined term:

                  "Appraisal Exempt Project Loan" shall mean a Project Loan designated as an Appraisal Exempt Project Loan pursuant to Section 2.09 hereof.

         2.       SECTION 2.01 OF THE LOAN AGREEMENT. The first sentence of
Section 2.01 of the Loan Agreement is hereby modified in its entirety to read as follows:

                  2.01. PROJECT LOAN. Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, the Bank agrees to make Project Loans to the Borrower(s) from time to time in an aggregate principal amount not to exceed Thirty Million Dollars ($30,000,000) outstanding at any time.

         3. SECTION 2.06 OF THE LOAN AGREEMENT. Section 2.06 to the Loan Agreement is hereby amended in its entirety to read as follows:

                  2.06. PROJECT LOAN MATURITY DATE. The term of a Project Loan shall expire upon the earlier of (the "Project Loan Maturity Date"): (a) twelve (12) months from its Closing Date; and (b) the sale or refinance of the Project in respect of which such Project Loan was made pursuant to the Project Purchase Agreement or permanent loan commitment, as the case may be, for such Project, unless such Project Loan is sooner paid pursuant to the terms hereof; provided however, if such Project Loan has been designated as an Appraisal Exempt Project Loan in accordance with the terms of this Loan Agreement, the Project Loan Maturity Date

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         for such Project Loan shall be the earlier of: (y) six (6) months from its Closing Date; and (z) the sale or refinance of the Project in respect of which such Project Loan was made pursuant to the Project Purchase Agreement or permanent loan commitment, as the case may be, for such Project, unless such Project Loan is sooner paid pursuant to the terms hereof. Notwithstanding the foregoing, if a Project Loan has been designated as an Appraisal Exempt Project Loan in accordance with the terms of this Loan Agreement, the Project Loan Maturity Date for such Project Loan may be extended to nine (9) months from its Closing Date upon the satisfaction of the following conditions: (a) the Borrower of such Project Loan shall give the Bank thirty (30) days' prior written request for such extension; (b) an Event of Default is not then continuing in respect of such Project Loan; (c) such Borrower pays to the Bank an extension fee in an amount equal to One Eighth of One Percent (1/8 of 1%) of the outstanding principal balance of such Project Loan at the time of such extension; (d) the Tenant of the Project in respect of which such Project Loan was made has occupied such Project and has commenced the payment of rent thereunder pursuant to the Lease for such Project and the Bank shall have received an estoppel letter from such Tenant in respect of such Project in a form reasonably satisfactory to the Bank; and (e) either (1) Borrower has received a commitment for permanent financing for such Project from a lender reasonably acceptable to Bank in an amount equal to not less than the amount of such Project Loan, which permanent commitment shall be reasonably satisfactory to Bank, and all conditions set forth in such permanent commitment to the funding of the permanent loan to be made thereunder have been satisfied, other than the completion of normal and customary due diligence required by the lender thereunder (e.g. review and approval of survey, title and environmental), or (2) Borrower has entered into a Project Purchase Agreement with respect to such Project for an amount equal to not less than the amount of such Project Loan, and all conditions set forth in such Project Purchase Agreement to the purchase of such Project have been satisfied, other than the completion of normal and customary due diligence required by the Purchaser thereunder (e.g. review and approval of survey, title and environmental).

         4. SECTION 2.09 OF THE LOAN AGREEMENT. The Loan Agreement is hereby modified by adding the following Section 2.09:

                  2.09 APPRAISAL EXEMPT PROJECT LOAN. Subject to the terms and conditions hereof, Developer may designate a Project Loan as an "Appraisal Exempt Project Loan." Developer may not designate a Project Loan as an Appraisal Exempt Project Loan if:

                  (a) such Project Loan exceeds Two Million Dollars ($2,000,000); or

                  (b) if the aggregate of the amount of such Project Loan and the amount of all other Project Loans then designated as Appraisal Exempt Project Loans would be greater than Eight Million Dollars ($8,000,000); or

                  (c) if such Project Loan is being made in respect of a Non-Committed Project (as hereinafter defined), and the aggregate of the amount of such Project Loan and the amount of all other Appraisal Exempt Project Loans then outstanding and

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

         secured by Non-Committed Projects would exceed Five Million Dollars ($5,000,000).

         For purposes of calculating the aggregate amount of Project Loans in subparagraphs (a), (b) and (c) above, the maximum principal amounts available thereunder shall be used, and not the then outstanding principal balances thereof. For the purposes hereof, a Project shall be a "Non-Committed Project" if there is not then in effect in respect of such Project (y) a fully executed commitment for permanent financing for such Project from a lender reasonably acceptable to Bank in an amount equal to not less than the amount of the Project Loan being requested for such Project, all conditions of which commitment to the funding of the permanent loan to be made thereunder (other than the completion of normal and customary due diligence required by the lender thereunder (e.g., review and approval of survey, title, environmental)) have been satisfied; or (z) an executed Project Purchase Agreement with respect to such Project for an amount equal to not less than the amount of the Project Loan being requested for such Project, all conditions of which Project Purchase Agreement to the purchase of such Project (other than the completion of normal and customary due diligence required by the Purchaser thereunder (e.g., review and approval of survey, title and environmental)) have been satisfied.

         5.       SECTION 4.01 (q) OF THE LOAN AGREEMENT. Subparagraph (q) of
Section 4.01 of the Loan Agreement is hereby modified in its entirety to read as follows:

                  q. APPRAISAL. The Bank shall have received an appraisal of the discounted sellout value and fair market value of the Project in respect of which of such Project Loan is being made (including interest carry), on an assumed completion basis (the "Appraisal"). The Appraisal shall be made by an appraiser approved by Bank, shall be in form and substance satisfactory to Bank and shall be in compliance with all applicable laws, rules and regulations. Such Borrower shall not be required to provide an Appraisal for a Project, however, if the Project Loan being made in respect of such Project has been designated as an Appraisal Exempt Project Loan pursuant to Section 2.09 hereof.

         6.       SECTION 4.01 (aa) OF THE LOAN AGREEMENT. Subparagraph (aa) of
Section 4.01 of the Loan Agreement is hereby modified in its entirety to read as follows:

                  aa.      DEBT SERVICE COVERAGE. If such Project Loan is an
         Appraisal Exempt Project Loan, the Debt Service Coverage for the Project in respect of which such Project Loan is being made is no less than 1.30 to 1.0. If the Project in respect of which such Project Loan is being made is being leased to OfficeMax or another Approved Tenant which is not Walgreens or an Investment Grade Tenant and such Project Loan is not an Appraisal Exempt Project Loan, the Debt Service Coverage for such Project is no less than 1.25 to 1.0. If the Project in respect of which such Project Loan is being made is being leased to Walgreens or an Investment Grade Tenant and such Project Loan is not an Appraisal Exempt Project Loan, the Debt Service Coverage for such Project is no less than 1.10 to 1.0.

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

         7. SECTION 4.01 (cc) OF THE LOAN AGREEMENT. Section 4.01 of the Loan Agreement is hereby modified to add the following subparagraph (cc):

                  cc.      LIMITATION ON PROJECTS LEASED TO AN APPROVED TENANT.
         Bank shall not be obligated to make a Project Loan in respect of a Project which is leased to an Approved Tenant, if by making such Project Loan, the aggregate amount of Project Loans then outstanding (including the Project Loan at issue) in respect of Projects leased to such Approved Tenant would be greater than Fifteen Million Dollars ($15,000,000). For purposes of calculating the aggregate amount of Project Loans in the preceding sentence, the maximum principal amounts available thereunder shall be used, and not the then outstanding principal balances thereof.

         8. SECTION 5.01 (g) (PROJECT LOAN AMOUNT) OF THE LOAN AGREEMENT. Subparagraph (g) of Section 5.01 of the Loan Agreement is hereby modified in its entirety to read as follows:

                  g. PROJECT LOAN AMOUNT. Notwithstanding any other provision contained herein to the contrary, the maximum principal amount of a Project Loan shall not exceed an amount equal to the lesser of: (a) the Appraised Value Limit (as hereinafter defined) of the Project in respect of which such Project Loan is being made; (b) the purchase price payable by the buyer under the Project Purchase Agreement in place (if in place) for such Project; and (c) the Project Costs (excluding any development fee) for such Project. The Appraised Value Limit for a Project shall be equal to (i) Seventy Five Percent (75%) of the appraised value of such Project (as determined by the Appraisal therefore), if such Project is leased to an Approved Tenant other than Merchants Tire, OfficeMax, Walgreens or an Investment Grade Tenant, or if the Project Loan being made in respect of such Project is an Appraisal Exempt Project Loan; or (ii) Eighty Percent (80%) of the appraised value of such Project (as determined by the Appraisal therefore), if such Project is leased to Merchants Tire or OfficeMax and the Project Loan being made in respect of such Project is not an Appraisal Exempt Loan; or (iii) Ninety Percent (90%) of the appraised value of such Project (as determined by the Appraisal therefore), if such Project is leased to Walgreens or an Investment Grade Tenant and the Project Loan being made in respect of such Project is not an Appraisal Exempt Project Loan.

         9. SECTION 5.01(h) OF THE LOAN AGREEMENT. Section 5.01(h) of the Loan Agreement is hereby modified by adding the following provision thereto:

                  Notwithstanding the foregoing, if such Project Loan has been designated as an Appraisal Exempt Project Loan in accordance with the terms hereof, the Borrower of such Project Loan must invest in the Project in respect of which such Project Loan is being made, cash in an amount equal to not less than Twenty Percent (20%) of the total Project Costs for such Project.

         10. APPROVED TENANT. If there occurs after the date hereof a material adverse change in the financial condition of a Specified Tenant (as hereinafter defined), such Specified Tenant shall

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

thereafter no longer be an Approved Tenant for the purposes of any future Project and Project Loans; provided, however, that Bank, in its sole discretion, may approve such Specified Tenant as an Approved Tenant for a specific Project. For the purposes hereof, each of OfficeMax, Merchants and Walgreens shall be a "Specified Tenant." The foregoing provision shall in no way modify, amend or otherwise affect Bank's right under the Loan Agreement to approve or disapprove, in its sole discretion, a Project Loan.

         11. EXPENSES. Borrower shall pay all costs incidental to this Modification, including but not limited to title insurance, survey charges, reasonable attorneys' fees, appraisals, insurance, inspecting engineers' and/or architect's fees, environmental fees, and all other incidental expenses of Bank.

         12. REPRESENTATIONS AND WARRANTIES. Developer hereby represents and warrants to Bank that there does not presently exist any default under the Loan Agreement or any event which with the notice or lapse of time or both would constitute a default under the Loan Agreement and that each of the representations and warranties set forth in the Loan Agreement remain true and correct as of the date hereof, except to the extent said representations and warranties specifically apply to those items explicitly modified by or otherwise disclosed in this Modification, and each of said representations and warranties is hereby incorporated herein by reference and modified as necessary to apply to and cover the undertakings of Developer evidenced by this Modification.

         13. CONTINUING EFFECT. All other terms, conditions, provisions, representations and warranties set forth in the Loan Agreement not specifically relating to those items explicitly modified by or otherwise disclosed in this Modification shall remain unchanged and shall continue in full force and effect. This Modification shall, wherever possible, be construed in a manner consistent with the Loan Agreement; provided, however, in the event of any irreconcilable inconsistency between the terms of this Modification and the terms of the Loan Agreement, the terms of this Modification shall control.

         14. WAIVER. No provision hereof shall constitute a waiver of any of the terms or conditions of the Loan Agreement, other than those terms or conditions explicitly modified or otherwise affected hereby.

         IN WITNESS WHEREOF, Developer and Bank have caused this Ninth Modification of Master Construction Loan Agreement to be duly executed as of the date and year first above written.






                      THIS SPACE INTENTIONALLY LEFT BLANK.

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

                           SIGNATURE PAGE OF DEVELOPER
                                       TO
                   NINTH MODIFICATION OF MASTER LOAN AGREEMENT


                                             "DEVELOPER"

                                        TRAMMELL CROW BTS, INC.,
                                        a Delaware corporation


                                        By: /s/ William E. Ryan
                                           -------------------------------------

                                        Printed: William E. Ryan
                                                --------------------------------

                                        Title:  Vice President
                                              ----------------------------------

STATE OF COLORADO      )
                       ) SS:
CITY & COUNTY OF DENVER)

         Before me, a Notary Public in and for said County and State, personally appeared William E. Ryan, known to me to be the Vice President of TRAMMELL CROW BTS, INC., a Delaware corporation, and acknowledged the execution of the foregoing for and on behalf of said corporation.

         Witness my hand and Notarial Seal, this 23rd day of June, 2000.

                                       /s/ Sara Giacalone
                                       -----------------------------------------
                                       Notary Public - Signature

                                       Sara Giacalone
                                       -----------------------------------------
                                       Notary Public - Printed

My Commission Expires:                 My County of Residence:

        6/30/2001                      Denver
-------------------------              -----------------------------------------


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

                             SIGNATURE PAGE OF BANK
                                       TO
                   NINTH MODIFICATION OF MASTER LOAN AGREEMENT

                                                  "BANK"

                                       KEYBANK NATIONAL ASSOCIATION, a national banking association

                                       By: /s/ Nanette Hammond
                                          --------------------------------------

                                       Printed:  Nanette Hammond
                                               ---------------------------------

                                       Title:   Closing Officer
                                             -----------------------------------

STATE OF INDIANA           )
                           ) SS:
COUNTY OF MARION           )

         Before me, a Notary Public in and for said County and State, personally appeared Nanette Hammond, known to me to be a Closing Officer of KEYBANK NATIONAL ASSOCIATION, a national banking association, and acknowledged the execution of the foregoing for and on behalf of said association.

         Witness my hand and Notarial Seal, this 28th day of June, 2000.


                                      /s/ Sandra A. Hawk
                                      ------------------------------------------
                                      Notary Public - Signature

                                      Sandra A. Hawk
                                      ------------------------------------------
                                      Notary Public - Printed

My Commission Expires:                My County of Residence:

        11/28/2007                    Marion
-----------------------------         ------------------------------------------

This instrument was prepared by Dennis A. Johnson, Attorney at Law, JOHNSON, SMITH, PENCE, & HEATH, LLP, One Indiana Square, Suite 1800, Indianapolis, Indiana 46204.










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